UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2019

CYTOMX THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37587	27-3521219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 Oyster Point Blvd.

Suite 400

South San Francisco, CA 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 515-3185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 2, 2019, CytomX Therapeutics, Inc., a Delaware corporation (“CytomX” or the “Company”), entered into Amendment No. 3 to Exclusive License Agreement (the “Agreement”) with The Regents of the University of California, a California corporation (the “Regents”), to, among other things, adjust and clarify certain sublicense terms (the “Amendment”). In connection with the entry into the Amendment, CytomX issued to the Regents 150,000 shares of CytomX common stock, par value $0.00001 (the “Shares”), pursuant to a Securities Issuance Agreement, dated April 2, 2019, by and between CytomX and the Regents (the “Securities Issuance Agreement”).

Under the terms of the Amendment, the Company and the Regents agreed to modify the Company’s obligation to pay the Regents a percentage of sublicense revenues. In particular, the Amendment adjusts the definition of sublicense revenues, which includes up-front fees, sublicense maintenance fees, milestone payments or other sublicense revenues (other than royalties), and modifies the Company’s payment obligation for pre-clinical stage sublicenses by potentially lowering the sublicense revenue payment to the Regents based on the contribution of intellectual property from each party. In exchange, the Company agreed to make an upfront payment of $1,000,000 as well as annual license maintenance fees through 2031. In the event of termination of the Agreement (as amended) for any reason other than the Regents’ material breach, all remaining annual license maintenance fees will become immediately due and payable, provided that such remaining payments will be reduced if termination is due to safety concerns or technical issues with the Probody™ molecules.

The foregoing summary of the material terms and conditions of the Amendment is qualified in its entirety by the full agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2019 and is incorporated by reference herein. The Company intends to request confidential treatment for portions of the Amendment.

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to the disclosures set forth in Item 1.01 with regard to the issuance of the Shares, which disclosures are incorporated by reference into this Item 3.02.

The issuance of the Shares is being made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, and the Regents represented to the Company that it is an “accredited investor” within the meaning of Rule 501 under the Securities Act. Accordingly, the Shares have not been registered under the Securities Act, and until so registered, these securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. No underwriting discounts or commissions or similar fees are payable in connection with the issuance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2019	CYTOMX THERAPEUTICS, INC.

	By:	/s/ Lloyd Rowland
Lloyd Rowland
SVP, General Counsel